UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2009

SKYE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Gray Rd., Suite 104 Scottsdale AZ 85260

(Address of principal executive offices) (Zip Code)

(480) 993-2300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On December 16, 2009, Skye International, Inc. (“Skye”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nevada (the “Court”) (Administered Under Case Number 09-54485.  Skye will continue to operate its business as a debtor-in-possession (“DIP”) under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the order of the Court.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 16, 2009, Skye executed a $2,000,000 Debtor in Possession, Interim Financing and Post-Confirmation Funding Agreement (the “Funding Agreement”) with Summit Growth Management, LLC, a Nevada limited liability company controlled by Steven G. Mihaylo (“Summit”).  Mr. Mihaylo, through the Steven G. Mihaylo Trust (the “Trust”), purchased a total of 1,000,000 Common Shares from Skye on April 23, 2008 for $320,000 by way of a non-brokered private placement.  Mr. Mihaylo is the sole trustee and beneficiary of the Trust.  On September 17, 2008, Skye executed and delivered a convertible debenture in favor of the Trust, which evidenced a working capital facility of up to $1,500,000.  The Trust may convert the debenture at any time at its option into Common Shares of Skye at the rate of $0.25 per share.  The Trust has advanced $1,525,000 to Skye under the debenture.  Additionally, Mr. Mihaylo has also provided a pre-petition loan in the amount of $80,000, which amount will be included as a disbursement under the first tranche of the Interim DIP Financing.

Under the terms of the Funding Agreement, Summit will loan  $1,000,000 (Interim DIP Financing”), half of which will be disbursed upon the Court’s approval of the Funding Agreement and the other half of which will be disbursed 60 days after the first disbursement.  Summit will loan an additional $1,000,000 (“Post-Confirmation Financing”), half of which will be disbursed within ten days after entry of an order confirming a plan of reorganization and the other half of which will be disbursed six months thereafter.

The loan bears interest at 10% per annum and is secured by all of the assets of Skye.  Principal and interest under the Interim DIP Financing shall be due at the later of (i) the entry of a final decree closing the bankruptcy proceeding or (ii) two years from the initial disbursement of the Interim DIP Financing.  Principal and interest under the Post-Confirmation Financing shall be due two years from the date of the initial disbursement of the Post-Confirmation Financing.  Subject to a prior repayment of the Interim DIP Financing, the Post Confirmation Funding of $1,000,000 continue as a revolving credit facility available to Skye.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Debtor in Possession, Interim Financing and Post-Confirmation Funding Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC

Date: December 16, 2009	By:	/s/ Gregg C. Johnson
Name: Gregg C. Johnson
Title: Executive Vice President

EXHIBIT INDEX

Regulation S-K Number	Document
10.1	Debtor in Possession, Interim Financing and Post-Confirmation Funding Agreement